Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

(FINANCIAL COVENANT)

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (FINANCIAL COVENANT) (this “Amendment”), dated as of July 29, 2022, is entered into by and among LOYALTY VENTURES INC., a Delaware corporation (the “Company”), BRAND LOYALTY GROUP B.V., BRAND LOYALTY HOLDING B.V. and BRAND LOYALTY INTERNATIONAL B.V., each a Netherlands private limited company (together with the Company, the “Borrowers”), each Guarantor (as defined in the Existing Credit Agreement (as defined below)) party hereto, each Lender (as defined in the Existing Credit Agreement) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of November 3, 2021 (as amended hereby and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Lenders have extended certain revolving and term facilities to the Borrowers;

WHEREAS, the Company has requested that the Required Pro Rata Facilities Lenders agree to amend Section 7.11 of the Existing Credit Agreement (and certain defined terms and component defined terms used therein), as more particularly set forth below, and the Administrative Agent acknowledge such amendments, and the Required Pro Rata Facilities Lenders party to this Amendment and the Administrative Agent are each willing to effect such amendments and acknowledgements, as provided in, and on the terms and conditions contained in, this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Existing Credit Agreement, as amended by this Amendment.
2.Amendment to Credit Agreement.  Subject to the terms and conditions hereof, and with effect from and after the Amendment No. 1 Effective Date (defined below), the Existing Credit Agreement is hereby amended (a) to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the changed pages to the amended Credit Agreement attached hereto as Annex A hereto.
3.Representations and Warranties.  By its execution hereof, each Borrower and each Guarantor (together, the “Loan Parties”) hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents)

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under, or require any payment to be made under (A) any Material Contract to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any Subsidiary or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any material Law;
(b)this Amendment (i) has been duly executed and delivered by each Loan Party that is party thereto, and (ii) constitutes a legal, valid and binding obligation of such Loan Party (and the Existing Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of each Loan Party), in each case enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
(c)after giving effect to transactions contemplated to occur on or prior to the Amendment No. 1 Effective Date, the representations and warranties of each Loan Party contained in this Amendment and in each other Loan Document (including in Article V of the Credit Agreement), are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;
(d)no material approval, consent, exemption, authorization, or other material action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment (or the performance by, or enforcement against, any Loan Party of the Existing Credit Agreement as amended hereby) other than those that have already been obtained and are in full force and effect;
(e)no Default exists either before or immediately after the effectiveness of this Amendment on the Amendment No. 1 Effective Date.

The execution of this Amendment by each Loan Party shall constitute its affirmation as to the accuracy of the above representations and warranties as of the Amendment No. 1 Effective Date.

4.Amendment No. 1 Effective Date.
(a)This Amendment will become effective on the first date (the “Amendment No. 1 Effective Date”) on which the following conditions precedent are satisfied:
(i)the Administrative Agent and the Lenders party hereto shall have received, in form and substance reasonably satisfactory to them, counterparts of this Amendment duly executed by each Loan Party and the Required Pro Rata Facilities Lenders, and acknowledged by the Administrative Agent;
(ii)the fact that immediately prior to and after giving effect to this Amendment, no Default has occurred and is continuing;

(iii)the accuracy of the representations and warranties of the Loan Parties contained in Section 3 above (as and to the extent set forth therein);
(iv)payment by the Company to the Administrative Agent for the account of each Revolving Lender and each Lender with outstanding Term A Loans, in each case, that executes and returns a signature page to this Amendment not later than 5:00 pm Eastern Time on Tuesday, July 26, 2022 of fees previously agreed to between the Company and the Administrative Agent and/or Bank of America Securities, Inc.;
(v)payment of all fees to the Administrative Agent and/or Bank of America Securities, Inc. required to be paid in connection with this Amendment pursuant to any separate agreement between the Company and the Administrative Agent and/or Bank of America Securities, Inc.;
(vi)all reasonable and documented out-of-pocket fees and expenses incurred by the Administrative Agent and/or its Affiliates (including the reasonable and documented out-of-pocket fees and expenses of counsel (subject to the limitations set forth in Section 10.04(a) of the Existing Credit Agreement)) shall have been paid to the extent invoiced at least three (3) Business Days prior to Amendment No. 1 Effective Date (without prejudice to any post-closing settlement of such fees and expenses to the extent not so invoiced).
(b)For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 4 to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to this Amendment being deemed effective by the Administrative Agent on the Amendment No. 1 Effective Date specifying its objection thereto.
(c)From and after the Amendment No. 1 Effective Date, the Existing Credit Agreement is amended as set forth herein.
(d)Except as expressly amended pursuant hereto, the Existing Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect and each is hereby ratified and confirmed in all respects, and any waiver contained herein shall be limited to the express purpose set forth herein and shall not constitute a waiver of any other condition or circumstance under or with respect to the Credit Agreement or any of the other Loan Documents.
(e)The Administrative Agent will notify the Company and the relevant Lenders of the occurrence of the Amendment No. 1 Effective Date.
5.No Novation; Reaffirmation.  Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement, the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) confirms and affirms all of its obligations under the Loan Documents, as amended by this Amendment, (c) confirms and affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting as security for the payment and performance of the Obligations outstanding on the Amendment No. 1 Effective Date immediately prior to the effectiveness of the amendments provided by this Agreement and any Obligations outstanding at any time under the Credit Agreement, and (d) agrees that this Amendment and all documents executed in connection herewith (i) do not operate to reduce (other than to the extent of the amendments set forth in this Amendment) or discharge any Loan Party’s obligations under the Loan Documents and (ii) in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
6.Miscellaneous.
(a)Except as herein expressly amended, all terms, covenants and provisions of the Existing Credit Agreement and each other Loan Document are and shall remain in full force and effect.  All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Existing Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.
(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender, and their respective successors and assigns.
(c)THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 , 10.15 AND 10.16 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4, this Amendment shall become effective when it shall have been acknowledged by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto.  This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.
(e)If any provision of this Amendment, the Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)The Borrower agrees to pay in accordance with Section 10.04 of the Credit Agreement all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.
(g)For good and valuable consideration, the sufficiency of which is hereby acknowledged, as of the Amendment No. 1 Effective Date, each Loan Party hereby voluntarily and knowingly releases and forever discharges (in each case, whether or not a party hereto) the Administrative Agent (and any sub-agent thereof), the Swing Line Lender, each Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each, a “Lender Party Released Person”), from all possible claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, at law or in equity, originating and pertaining to facts, events or circumstances existing, at any time on or before the Amendment No. 1 Effective Date, that arise from this Amendment or any acts or omissions of any such Lender Party Released Person hereunder, which such Loan Party may have against any Lender Party Released Person and irrespective of whether or not any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including the negotiation, execution or implementation of this Amendment. This release and agreement shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents.
(h)This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:LOYALTY VENTURES INC.

By: /s/ J. JEFFREY CHESNUT

Name: J. Jeffrey Chesnut

Title: Executive Vice President, Chief Financial Officer

BRAND LOYALTY GROUP B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY HOLDING B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY INTERNATIONAL B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

GUARANTORS:LOYALTYONE, CO.

By: /s/ J. JEFFREY CHESNUT

Name: J. Jeffrey Chesnut

Title: Treasurer

LVI LUX HOLDINGS S.À.R.L.

By: /s/ Cynthia L. Hageman

Name: Cynthia L. Hageman

Title: Class A Manager and Authorised Signatory

LVI LUX FINANCING S.À.R.L.

By: /s/ Cynthia L. Hageman

Name: Cynthia L. Hageman

Title: Class A Manager and Authorised Signatory

APOLLO HOLDINGS B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY AMERICAS B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY EUROPE B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY ASIA B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY SOURCING B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

WORLD LICENSES B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

ICEMOBILE AGENCY B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY DEVELOPMENT B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

BRAND LOYALTY RUSSIA B.V.

By: /s/ CORNELIA MARIA PIETERNELLA MENNEN-VERMEULE

Name: Cornelia Maria Pieternella Mennen-Vermeule

Title: Authorised Signatory

ADMINISTRATIVE AGENT:BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Spencer Hunter

Name: Spencer Hunter

Title: Vice President

PRO RATA LENDERS:BANK OF AMERICA, N.A., as a pro rata Lender

By: /s/ Spencer Hunter

Name: Spencer Hunter

Title: Vice President

CITIZENS BANK, N.A., as a pro rata Lender

By: /s/ Doug Kennedy

Name: Doug Kennedy

Title: SVP

TEXAS CAPITAL BANK, as a pro rata Lender

By: /s/ Austin Tabor

Name: Austin Tabor

Title: Vice President

TRUIST BANK, as a pro rata Lender

By: /s/ Jim C. Wright

Name: Jim C. Wright

Title: Vice President

MORGAN STANLEY BANK N.A., as a pro rata Lender

By: /s/ Jack Kuhns

Name: Jack Kuhns

Title: Authorized Signatory

CITY NATIONAL BANK., as a pro rata Lender

By: /s/ Brian Myers

Name: Brian Myers

Title: Senior Vice President

JPMorgan Chase, N.A., as a pro rata Lender

By: /s/ David Tepper

Name: David Tepper

Title: Vice President

WELLS FARGO BANK, N.A., as a pro rata Lender

By: /s/ Sid Khanolkar

Name: Sid Khanolkar

Title: Managing Director

MIZUHO BANK, LTD., as a pro rata Lender

By: /s/ Donna DeMagistris

Name: Donna DeMagistris

Title: Executive Director

MUFG BANK, LTD., as a pro rata Lender

By: /s/ Matthew Antioco

Name: Matthew Antioco

Title: Director

REGIONS BANK, as a pro rata Lender

By: /s/ Jason Douglas

Name: Jason Douglas

Title: Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a pro rata Lender

By: /s/ Zach Femal

Name: Zach Femal

Title: Principal

Annex A

(Changed pages to Credit Agreement to be attached)

Execution Version

DEAL CUSIP: 54912FAA8

REVOLVER CUSIP: 54912FAB6

TERM A CUSIP: 54912FAC4

TERM B CUSIP: 54912FAD2

CREDIT AGREEMENT

Dated as of November 3, 2021

(as amended through Amendment No. 1 to Credit Agreement (Financial Covenant) dated as of July 29, 2022)

among

LOYALTY VENTURES INC., BRAND LOYALTY GROUP B.V., BRAND LOYALTY HOLDING B.V.,

BRAND LOYALTY INTERNATIONAL B.V. and

CERTAIN SUBSIDIARIES OF LOYALTY VENTURES INC. IDENTIFIED HEREIN,

as the Borrowers,

LOYALTY VENTURES INC. and

CERTAIN SUBSIDIARIES OF LOYALTY VENTURES INC. IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and an L/C Issuer, and

THE OTHER LENDERS PARTY HERETO

BANK OF AMERICA, N.A.,

DEUTSCHE BANK SECURITIES, MUFG BANK, LTD., RBC CAPITAL MARKETS, LLC, MORGAN STANLEY SENIOR FUNDING, INC., REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, CITIZENS BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION, TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC, MIZUHO BANK, LTD., JPMORGAN CHASE BANK, N.A.,

and

TEXAS CAPITAL BANK,

as Joint Lead Arrangers and Joint Bookrunners

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Scheduled Unavailability Date” has the meaning specified in Section

3.03(e).

“Alternative Currency Successor Rate” has the meaning specified in Section 3.03(e).

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a);

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement (Financial Covenant) dated as of July 29, 2022.

“Applicable Authority” means with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

(i) U.S. federal, state, local and non-U.S. Tax recoveries of the Company and its Subsidiaries for such period, (ii) non-cash items (excluding (A) any non-cash recovery that is expected to be received in cash in any future period and (B) any reversal of a write-down of current assets) increasing Consolidated Net Income for such period and (iii) unusual or non-recurring gains for such period incurred outside the ordinary course of business; provided that in the event of the acquisition by the Company or a Subsidiary of a newly acquired Subsidiary or operation (as such term is used in the definition of “Pro Forma Basis”), Consolidated EBITDA will include the Target EBITDA of the newly acquired Subsidiary or operation on a Pro Forma Basis in accordance with the terms of the definition of “Pro Forma Basis”.

Notwithstanding the foregoing, for purposes of computing the Consolidated Total Leverage Ratio for purposes of testing quarterly compliance with the covenant levels set forth in Section 7.11, for determining Pro Forma Compliance with the Pro Forma Compliance Table in Section 7.11 and for determining the Consolidated Total Leverage Ratio in Section 7.11(b)(i) and Section 7.11(b)(ii)(C) (and for no other purposes, including any other calculation of the Consolidated Total Leverage Ratio for any other purpose hereunder or the use of Consolidated EBITDA in any other provision hereof), the proviso to clause (a)(vii) of this definition of Consolidated EBITDA shall be computed utilizing “the greater of (A) $25,000,000 and (B) 15% of Consolidated EBITDA” in lieu of “the greater of (A) $10,000,000 and (B) 5% of Consolidated EBITDA” contained therein, and any document (including any Compliance Certificate) delivered in connection with any Loan Document that demonstrates the calculation of Consolidated EBITDA shall clearly identify whether such calculation is being made pursuant to this paragraph or pursuant to the calculation methodology set forth in the preceding paragraph without giving effect to this paragraph.

“Consolidated Excess Cash Flow” means, for any period for the Company and its Subsidiaries on a consolidated basis, an amount (if positive) equal to Consolidated Net Income for such period plus (a) the following without duplication: (i) an amount equal to any net decrease in Consolidated Working Capital from the first day to the last day of such period, (ii) to the extent not included in Consolidated Net Income, any cash gains and income (actually received in cash) during such period and (iii) the amount of all non-cash losses, charges and expenses deducted in calculating Consolidated Net Income including for depreciation and amortization for such period, minus (b) the following without duplication:

(i) Consolidated Interest Charges actually paid in cash for such period, (ii) cash Taxes paid by the Company and its Subsidiaries during such period, (iii) the amount of (A) all scheduled payments of principal on Consolidated Funded Indebtedness (including the Term Loans) actually paid in such period and (B) all optional prepayments of principal on Consolidated Funded Indebtedness (other than Revolving Loans and the Term Loans) actually paid in cash in such period (in the case of revolving credit facilities, solely to the extent the commitments with respect thereto are permanently reduced), (iv) an amount equal to any net increase in Consolidated Working Capital from the first day to the last day of such period, (v) the amount of (A) any non-cash gains and income included in calculating Consolidated Net Income for such period and (B) all cash expenses, charges and losses excluded in arriving at such Consolidated Net Income, in each case, to the extent not financed with the proceeds of long-term, non-revolving Indebtedness, (vi) any required up-front cash payments in respect of Swap Contracts to the extent not financed with the proceeds of long-term, non-revolving Indebtedness and not deducted in arriving at such Consolidated Net Income, (vii) any cash payments actually made during such period that represent a non-cash charge from a previous period and deducted in calculating Consolidated Excess Cash Flow in a previous period, (viii) the aggregate amount of expenditures actually made by the Company or any of its Subsidiaries in cash during such period for the payment of financing fees, rent and pension and other retirement benefits to the extent that such expenditures are not from such period, (ix) capital expenditures actually paid in cash by the Company or any Subsidiary, (x) the aggregate amount actually paid in cash by the Company and its Subsidiaries on account of Permitted Investments, (xi) to the extent not deducted in the calculation of Consolidated Net Income for such period, the amount of Restricted Payments pursuant to Section 7.06(d) and (e) (or otherwise consented to by the Required

(n)set forth in any agreement relating to any Permitted Lien that limits the right of the Company or any Subsidiary to Dispose of or encumber the assets subject thereto; and

(o)imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing are, in the reasonable judgment of the Company, not materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

7.10Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11Financial Covenant. Consolidated Total Leverage Ratio.

(a)Except with the consent of the Required Pro Rata Facilities Lenders, permit the Consolidated Total Leverage Ratio at any time during any period of four (4) fiscal quarters of the Company set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
December 31, 2021 through ~~September~~June 30, 2022	5.00:1.00
~~December 31~~September 30, 2022 through September 30, 2023 December 31, 2023	~~4.50:1.00~~ 5.75:1.00 5.50:1.00
March 31, 2024 through September 30, 2024	5.25:1.00
December 31, 2024 through March 31, 2025	5.00:1.00
~~December 31~~June 30, ~~2023~~2025 and each fiscal quarter thereafter	~~4.25:1.00~~4.75:1.00

~~In the event~~; provided that notwithstanding the foregoing, for purposes of any calculation of Pro Forma Compliance, the delivery of any Pro Forma Compliance Certificate or any other compliance with the Consolidated Total Leverage Ratio ~~is~~ required to be measured or satisfied ~~prior to the delivery of financial statements for~~under this Agreement other than (i) the quarterly maintenance compliance expressly required by this Section 7.11(a) and (ii) compliance required to be measured under Section 7.11(b)(i) and Section 7.11(b)(ii)(C), the required Consolidated Total Leverage Ratio level at such time shall be deemed to be the following (the “Pro Forma Compliance Table):

Ending
Four Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
December 31, 2021 through September 30, 2022	5.00:1.00
December 31, 2022 through September 30, 2023	4.50:1.00

December 31, 2023 and each fiscal quarter thereafter	4.25:1.00

(b) In addition, in consideration of and in connection with the amendments to clause

(a) of this Section 7.11 provided in Amendment No. 1:

(i) the Company and each other Borrower agree that simultaneously with each delivery of the Compliance Certificate pursuant to Section 6.02(a) for a fiscal quarter or fiscal year (or on the day that such Compliance Certificate is required to be delivered, if not so delivered on or prior to such date), beginning with the fiscal ~~year~~quarter ending ~~December 31~~September 30, ~~2021~~2022, the ~~required~~Aggregate Revolving Commitments shall be permanently reduced (such reduction to be applied ratably to the Revolving Commitment of each Revolving Lender) by $2,812,500, provided that if the Consolidated Total Leverage Ratio ~~level at such time shall be deemed to be 5.00:1.00~~as of the last day of the fiscal quarter or fiscal year for which such Compliance Certificate is delivered in a timely manner is less than or equal to 4.75:1.00, the reduction provided in this clause (b)(i) shall not be effectuated for such fiscal quarter or fiscal year; and

(ii) each Loan Party hereby covenants that no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, do any of the following (notwithstanding any provision of any Loan Document otherwise permitting or not prohibiting such action), and acknowledges that doing any of the following shall constitute a violation of this Section 7.11 (and solely of this Section 7.11):

(A) create, incur, assume or suffer to exist any Indebtedness under an Incremental Facility pursuant to Section 2.16 unless (in addition to the relevant requirements and limitations contained in Section 2.16), after giving effect thereto and the application of the proceeds thereof on a Pro Forma Basis, the Consolidated Total Leverage Ratio shall be in compliance with the level at such time set forth in the Pro Forma Compliance Table;

(B) create, incur, assume or suffer to exist any Indebtedness pursuant to Section 7.03(z) unless (in addition to the relevant requirements and limitations contained in Section 7.03(z)), after giving effect thereto and the application of the proceeds thereof on a Pro Forma Basis, the Consolidated Total Leverage Ratio shall be in compliance with the level at such time set forth in the Pro Forma Compliance Table;

(C) create, incur, assume or suffer to exist any Indebtedness pursuant to Section 7.03(aa) to the extent such Indebtedness is to be secured on a senior or pari passu basis with the Obligations unless (in addition to the relevant requirements and limitations contained in Section 7.03(aa)), after giving effect thereto and the application of the proceeds thereof on a Pro Forma Basis, the Consolidated Total Leverage Ratio shall not be greater than 4.75:1.00; or

(D) make any Restricted Payment or Junior Payment that would otherwise be permitted at such time pursuant to Section 7.06(e)(i) unless both before and after giving effect to such Restricted Payment or Junior Payment, as applicable, and the application of the proceeds thereof on a Pro Forma Basis, the Consolidated Total Leverage Ratio shall be in compliance with the level at such time set forth in the Pro Form15a  Compliance Table.